SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 9, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the closing of the acquisition (the “Acquisition”) by Commonwealth Biotechnologies, Inc. (the “Registrant”) of the outstanding capital stock of Mimotopes Pty Ltd, an Australian limited company (“Mimotopes”), the Registrant entered into the following agreements:

Registration Rights Agreement. The Registrant entered into a Registration Rights Agreement with PharmAust Chemistry Ltd, an Australian limited company (“Chemistry”). Pursuant to this agreement, the Registrant granted Chemistry a single demand to require the Registrant to register the shares of the Registrant’s common stock issued to Chemistry in the Acquisition pursuant to the Securities Act of 1933, as amended.

Voting and Lock-Up Agreement. The Registrant entered into a Voting and Lock-Up Agreement with Chemistry and its parent company, PharmAust Limited, an Australian limited company (“PharmAust”). Pursuant to this agreement, Chemistry and PharmAust agreed, for so long as either holds shares of the Registrant’s common stock, to vote such shares in favor of all director designees who are nominated by the Nominating Committee of the Registrant’s Board of Directors. In addition, pursuant to this agreement, Chemistry and PharmAust agreed that each will not offer, sell, contract to sell, or otherwise dispose of any shares of the Registrant’s common stock for a period of one year following the closing of the Acquisition.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On February 9, 2007, the Registrant issued 2,150,000 unregistered shares of its common stock to Chemistry in connection with the closing of a transaction pursuant to which the Registrant acquired all outstanding capital stock of Mimotopes from Chemistry. This transaction was completed pursuant to the terms of a Securities Purchase Agreement, dated as of November 24, 2006 (the “Purchase Agreement”). The Registrant previously filed the Purchase Agreement as Exhibit 99.1 to a Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 29, 2006. The Registrant issued such shares to Chemistry in a transaction exempt from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of the Purchase Agreement, as of February 9, 2007, Chemistry acquired 2,150,000 unregistered shares of the Registrant’s common stock. This amount represents approximately 39.5% of the Registrant’s outstanding common stock on a post-transaction basis. As consideration for the acquisition of the Registrant’s shares, Chemistry transferred to the Registrant all of the outstanding equity securities of Mimotopes, all of which were held by Chemistry at the time of the acquisition.

See the descriptions of the Voting and Locking-Up Agreement and the Registration Rights Agreement under Item 1.01 of this Current Report on Form 8-K for a description of the arrangement between the Registrant, Chemistry and PharmAust with respect to election of directors and other matters. Please refer to the Purchase Agreement for specific details concerning this transaction.

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENTS OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the closing of the Acquisition, the Registrant appointed Dr. Paul D’Sylva as a director and its Chief Executive Officer. Dr. D’Sylva is the co-founder and Managing Director of PharmAust. Prior to the listing of PharmAust, Dr. D’Sylva served as the Director of Research and Development at Murdoch University from 2001 to 2005. Dr. D’Sylva has a strong track record in raising investment capital for early stage business ventures and has led the development of a number of successful research joint-venture institutes, companies and funds. During his tenure at Murdoch University, he founded and directed the AU$12.5m Investment Fund – Murdoch Westscheme Enterprise Partnership, founded and directed the commercial consulting company MurdochLink Pty Ltd, and was involved in the establishment and governance of a number of key research centers and institutes. He sits on the advisory board of the Centre of Computational Comparative Genomics, a joint-venture research institute in Bioinformatics based at Murdoch University and retains a non-executive role at Murdoch University as an Adjunct Professor of Business. He received a Ph.D. from the University of Arizona in public finance and econometrics.

As of the date of this Current Report, the Registrant has not finalized an employment agreement with Dr. D’Sylva. Upon execution, such agreement will be described and filed in an additional Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

10.1	Registration Rights Agreement, dated February 9, 2007, by and between Commonwealth Biotechnologies, Inc. and PharmAust Chemistry, Ltd

10.2	Voting and Lock-Up Agreement, dated February 9, 2007, by and among PharmAust Chemistry, Ltd, PharmAust Limited and Commonwealth Biotechnologies, Inc.

99.1	Press release, dated February 12, 2007, headed “Commonwealth Biotechnologies, Inc. Completes Acquisition of Mimotopes Pty Ltd”

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer
Richard J. Freer
Chairman/ COO

Dated: February 14, 2007

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Registration Rights Agreement, dated February 9, 2007, by and between Commonwealth Biotechnologies, Inc. and PharmAust Chemistry, Ltd

10.2	Voting and Lock-Up Agreement, dated February 9, 2007, by and among PharmAust Chemistry, Ltd, PharmAust Limited and Commonwealth Biotechnologies, Inc.

99.1	Press release, dated February 12, 2007, headed “Commonwealth Biotechnologies, Inc. Completes Acquisition of Mimotopes Pty Ltd”

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